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                                                                      EXHIBIT 5

                        [BAKER & MCKENZIE LETTERHEAD]



                               ATTORNEYS AT LAW
                               ----------------


                               October 14, 1996


Precision Systems, Inc.
11800 30th Court North
St. Petersburg, Florida 33716

     Re:  Validity of Common Stock

Ladies and Gentlemen:

     We are rendering this opinion in connection with the registration, pursuant to a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000 shares of common stock (the "Common Stock") of Precision Systems, Inc., a Delaware corporation (the "Company"), pursuant to the Company's Stock Option and Restricted Stock Plan (the "Plan").

     In connection with the preparation of this opinion, we have examined the minute books and stock records as presented to us by the Company, the Restated Certificate of Incorporation and Restated By-Laws of the Company, the Registration Statement, copies of resolutions duly adopted by the Board of Directors of the Company relating to the authorization and proposed issuance of the Common Stock, and certain documents relating to the Plan. In addition, we have reviewed such other documents and instruments and have conferred with various officers and directors of the Company and have ascertained or verified to our satisfaction such additional facts with respect to the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     We have assumed for purposes of this opinion that all applicable laws, rules and regulations in effect at the time of the issuance of the Common Stock under the Plan will be the same as such laws, rules and regulations in effect as of the date hereof.



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BAKER & McKENZIE
   Precision Systems, Inc.
   October 14, 1996
   Page 2


        Based on the foregoing, we are of the opinion that, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, the Common Stock, when issued and, in the case of options granted pursuant to the Plan, paid for pursuant to the terms of the Plan, will constitute duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company.

        We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the Securities Act.

                                        Very truly yours,


                                        /s/ Baker & McKenzie
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                                        Baker & McKenzie